UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 10, 2004
                        (Date of earliest event reported)




                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
               (Exact Name of Registrant as specified in charter)



 Delaware                           000-26749                     11-2581812
---------------                    ------------                --------------
(State or other                     (Commission             (I.R.S. Employer
 Jurisdiction of                    File Number)          Identification Number)
 Incorporation)



              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)
        Registrant's Telephone Number, including area code (516) 626-0007

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     On May 10, 2004, Registrant released its earnings for fiscal third quarter ended March 31, 2004. A copy of the press release detailing the earnings is attached to this Current Report on Form 8-K as Exhibit 99.

Exhibits

99. Press Release dated May 10, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 2004
                                       By:  /s/ James Bigl
                                            ----------------------------------
                                            James Bigl, Chief Executive Officer






Company Contact                       Investor Relations Contacts            Media Contact
Stuart Fleischer                      David Waldman/John Heilshorn           Chenoa Taitt
Chief Financial Officer               Lippert/Heilshorn & Associates         Lippert/Heilshorn & Associates
NMHC                                  212-838-3777                           212-838-3777
516-605-6625                          dwaldman@lhai.com                      ctaitt@lhai.com
sfleischer@nmhcrx.com

For Immediate Release


                NMHC Reports 42 Percent Gross Profit Increase and
               Net Income of $1.6 million for Fiscal Third Quarter

     PORT WASHINGTON, N.Y. - May 10, 2004 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM) doing business as NMHC Rx, today reported results for the fiscal third quarter ended March 31, 2004.

     Jim Bigl, chief executive officer and president of NMHC, said, "Our business fundamentals are stronger than ever. We now have more than seven million lives in our network, and our gross profit for the quarter increased more than 42 percent compared to the same period last year, on increased revenue and a shift towards higher margin customers. Additionally, our new mail-order and specialty-pharmacy divisions are performing well, as we transition customers to our new state-of-the-art facilities. We look forward to continued organic growth as our expanded sales and marketing initiatives gain traction."

     Mr. Bigl continued, "Following the closing of the New Mountain investment in mid-March, we announced the acquisition of Inteq at the start of the fiscal fourth quarter, which continues our middle-market consolidation in the PBM industry and expands our presence in the Texas marketplace. We expect this acquisition will be slightly accretive to our fiscal 2004 earnings. As we have with past acquisitions, we will look to complement the strengths of Inteq through expansion of service offerings leveraging our operations in the PBM, mail-order, specialty pharmacy and Integrail divisions to meet customers' growing needs."

     Revenue for the 2004 fiscal third quarter was $159.7 million, compared to revenue of $126.5 million for the same period last year. Revenue grew due to the addition of new sponsors, as well as growth in existing sponsors during the quarter. Revenue for the nine months ended March 31, 2004 was $474.5 million, compared to revenue of $424.9 million for the same period last year. Gross profit for the 2004 fiscal third quarter increased 42.2% to $16.8 million, compared to $11.8 million for the same period last year. For the nine months ended March 31, 2004, gross profit increased 33.9% to $46.0 million compared to $34.4 million for the same period last year.

     The closing of the New Mountain transaction in March resulted in $1.9 million of non-recurring expenses, including transaction bonuses, a severance payment, and a compensation charge due to the acceleration of the vesting of certain stock options (the "Transaction Expenses"). With the Transaction Expenses, operating income for the 2004 fiscal third quarter was $2.6 million, compared to $3.2 million for the same period last year, operating income for the nine months ended March 31, 2004 was $9.5 million, compared to $8.7 million for the same period last year. EBITDA for the nine months ended March 31, 2004 was $13.7 million, compared to $12.0 million for the nine months ended March 31, 2003 (see the EBITDA reconciliation provided after the financial statements of this release).

     The New Mountain transaction also resulted in an $80 million non-recurring, non-cash charge known as a Beneficial Conversion Feature ("BCF"). With the BCF, the net loss available to common shareholders for the 2004 fiscal third quarter was $78.7 million, or ($11.17) per diluted share, compared to net income available to common shareholders of $1.7 million, or $0.22 per diluted share, for the same period last year. The BCF is calculated as the difference between the fair market value of the Company's common stock on the date of the closing of the New Mountain transaction and the effective conversion price of $11.29, and which is limited to the $80 million purchase price for the preferred stock. Results for the 2004 fiscal third quarter also included the net after-tax expense of $1.1 million related to the Transaction Expenses. Excluding the Transaction Expenses and the BCF, net income available to common shareholders for the 2004 fiscal third quarter would have increased 41.7% to $2.5 million, or $0.29 per diluted share. Also, results for the 2004 fiscal third quarter and nine months ended March 31, 2004 included an approximate $199,000 preferred stock cash dividend. Net loss available to common shareholders for the nine months ended March 31, 2004 was $74.8 million, or ($9.99) per diluted share, versus net income available to common shareholders of $4.7 million, or $0.59 per diluted share, for the same period last year. Excluding the Transaction Expenses and the BCF, net income available to common shareholders for the nine months ended March 31, 2004 would have increased 33.5% to $6.3 million, or $0.74 per diluted share.

     The company has included with its financial statements a reconciliation from reported net income (loss) available to common shareholders as per accounting principles generally accepted in the United States to net income available to common shareholders excluding the non-recurring expenses related to the New Mountain transaction. While net income available to common shareholders excluding non-recurring New Mountain transaction items is not a measure of financial performance under accounting principles generally accepted in the United States, it is provided as information for investors for analysis purposes in evaluating the effect of the New Mountain transaction on net income available to common shareholders. Net income available to common shareholders excluding non-recurring transaction items is not meant to be considered a substitute or replacement for net income or net income (loss) available to common shareholders as prepared in accordance with accounting principles generally accepted in the United States.


Conference Call Details

     Management will host a conference call to discuss the fiscal third quarter results Tuesday, May 11, at 8:30 a.m. ET. To listen to the call, please dial 706-634-1287. A live webcast of the call will be accessible on the company's website, www.nmhc.com. A replay via telephone will be available for seven days beginning at 11:30 a.m. ET. To access the replay, please dial 1-706-645-9291 using the passcode number 6960416.


About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions),
NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects", "plans" and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2003, and other Securities and Exchange Commission filings.



                                - Tables Follow -

           National Medical Health Card Systems, Inc. and Subsidiaries
                                Income Statement
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                                                                 Three Months Ended March 31,
                                                                                   2004                     2003
                                                                             ------------------------------------------

Revenue (includes co-payments collected of $901 and $0,                             $ 159,725                $ 126,538
              and excludes co-payments retained by the
              pharmacies of $52,651 and $46,000, respectively)
Cost of Claims (excludes co-payments retained by the                                  142,909                  114,713
              pharmacies of $52,651 and $46,000, respectively)
                                                                             -----------------        -----------------
     Gross Profit                                                                      16,816                   11,825

Selling, general and administrative expenses                                           14,182                    8,672
                                                                             -----------------        -----------------

Operating Income                                                                        2,634                    3,153

Interest income (expense), net                                                             (3)                    (250)
Other Income, net                                                                          10                       38
                                                                             -----------------        -----------------
Income before provision for income taxes                                                2,641                    2,941

Provision for income taxes                                                              1,077                    1,206
                                                                             -----------------        -----------------
Net Income                                                                   $          1,564           $        1,735
                                                                             -----------------        -----------------

Beneficial conversion feature                                                          80,000                        -
Preferred stock cash dividend                                                             199                        -
Accretion of transaction expenses                                                          17                        -
                                                                             -----------------        -----------------
Net (Loss) Income Available to Common Shareholders                           $        (78,652)         $         1,735
                                                                             =================        =================
Earnings per common share
              Basic                                                                   $(11.17)                 $ 0.23
              Diluted                                                                 $(11.17)                 $ 0.22

Weighted Average number of common shares outstanding:
              Basic                                                                     7,044                    7,611
              Diluted                                                                   7,044                    8,067

           National Medical Health Card Systems, Inc. and Subsidiaries
                                Income Statement
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                                                                       Nine Months Ended March 31,
                                                                                     2004                      2003
                                                                           -------------------------------------------

Revenue  (includes co-payments collected of $1,061 and $0,
          and excludes co-payments retained by the
          pharmacies of $150,171 and $120,333, respectively)                       $ 474,450                $ 424,869
Cost of Claims (excludes co-payments retained by the
          pharmacies of $150,171 and $120,333, respectively)                         428,441                  390,509
                                                                            -----------------        -----------------
    Gross Profit                                                                      46,009                   34,360

Selling, general and administrative expenses                                          36,551                   25,690
                                                                            -----------------       ------------------

Operating Income                                                                       9,458                    8,670

Interest income (expense), net                                                          (346)                    (754)
Other Income, net                                                                         90                      115
                                                                           ------------------       ------------------
Income before provision for income taxes                                               9,202                    8,031

Provision for income taxes                                                             3,773                    3,293
                                                                           ------------------       ------------------
Net Income                                                                          $  5,429                 $  4,738
                                                                           ------------------       ------------------
Beneficial conversion feature                                                         80,000                        -
Preferred stock cash dividend                                                            199                        -
Accretion of transaction expenses                                                         17                        -
                                                                            -----------------        -----------------
Net (Loss) Income Available to Common Shareholders                                 $ (74,787)               $   4,738
                                                                            =================        =================

Earnings per common share
              Basic                                                                $   (9.99)               $    0.62
              Diluted                                                              $   (9.99)               $    0.59

Weighted Average number of common shares outstanding:
              Basic                                                                    7,485                    7,582
              Diluted                                                                  7,485                    8,024


           National Medical Health Card Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                             (Amounts in thousands)

                                                                                         March 31,                   June 30,
                                                                                            2004                       2003
                                                                                        (Unaudited)

Assets
Current:
  Cash and cash equivalents (including cash equivalent investments of $1,190
   and $1,189, respectively)                                                             $29,884                     $ 5,222
  Restricted cash                                                                          1,638                       2,383
  Accounts receivable, less allowance for doubtful accounts of $2,862
   and $2,014, respectively                                                               65,697                      52,022
  Rebates receivable                                                                      29,346                      24,584
  Inventory                                                                                1,949                           -
  Due from affiliates                                                                          8                       4,165
  Deferred tax asset                                                                       2,110                       2,065
  Other current assets                                                                     2,442                       1,714
-----------------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                               133,074                      92,155

  Property, equipment and software development costs, net                                 10,047                       8,239
  Intangible assets, net of accumulated amortization of $1,860 and $1,210, respectively    2,233                       2,291
  Goodwill                                                                                58,574                      53,669
  Other assets                                                                               323                         386
-----------------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                     $ 204,251                   $ 156,740
-----------------------------------------------------------------------------------------------------------------------------------

Liabilities, Redeemable Preferred Equity, and
Common Stockholders' (Deficiency) Equity
Current Liabilities:

  Accounts payable and accrued expenses                                                $ 136,155                   $ 106,675
  Revolving credit facility and loans payable-current                                         36                      15,683
  Current portion of capital lease obligations                                               436                         481
  Due to officer/stockholder                                                                   -                       1,117
  Income taxes payable                                                                     3,232                         629
  Other current liabilities                                                                   39                         137
-----------------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                           139,898                     124,722

  Capital lease obligations, less current portion                                             13                         327
  Long term loans payable and other liabilities                                            2,030                       1,020
  Deferred tax liability                                                                   1,890                       2,245
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                   143,831                     128,314
-----------------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies
Redeemable Preferred Equity:

  Redeemable convertible preferred stock $.10 par value;
    15,000,000 and 10,000,000 shares authorized, 6,956,522 and
    none issued and outstanding, respectively                                             75,279                           -

Common Stockholders (Deficiency) Equity:

  Common Stock, $.001 par value, 35,000,000 and 25,000,000 shares authorized,  8,224,011 and 7,812,907 shares issued, 3,584,111 and
   7,621,907 outstanding, respectively                                                         4                           8
  Additional paid-in-capital                                                              97,663                      15,027
  Retained earnings                                                                      (60,652)                     14,135
  Treasury stock at cost, 4,639,900 and 191,000 shares, respectively                     (51,874)                       (744)
-----------------------------------------------------------------------------------------------------------------------------------
     Total common stockholders' (deficiency) equity                                      (14,859)                     28,426
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities, Redeemable Preferred Equity
      and Common Stockholders' (Deficiency) Equity                                     $ 204,251                   $ 156,740
-----------------------------------------------------------------------------------------------------------------------------------


           National Medical Health Card Systems, Inc. and Subsidiaries
                              EBITDA Reconciliation
                             (Amounts in thousands)

     Three of the Company's financial covenants under its revolving credit facility ("Facility") are based upon the EBITDA (earnings before interest, taxes, depreciation and amortization) generated by the Company over specified periods of time. These covenants, EBITDA for the current fiscal quarter, interest coverage ratio, and debt service coverage for the previous twelve months, are evaluated by the Lender as a measure of the Company's liquidity and its ability to meet all of its obligations under the Facility. EBITDA is presented as cash flow from operations plus or minus the net changes in assets and liabilities and the changes in certain non-cash reconciling items from net cash from operations to net income over the reported periods. While EBITDA is not a measure of financial performance nor liquidity under generally accepted accounting principles, it is provided as information for investors for analysis purposes in light of the financial covenants referred to above. EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with accounting principles generally accepted in the United States. The reconciliation from net cash from operations to EBITDA is as follows:




                                             Nine Months Ended March 31,
                                                   2004           2003
                                            ----------------------------
        Cash Flow from Operations                $20,415         $7,353
        Provision for incomes taxes                3,773          3,293
        Interest (income) expense, net               346            754
        Net change in assets and liabilities     (10,384)         1,119
        Non-cash items to reconcile net
         cash from operations to net income         (467)          (476)
                                               -------------------------
         EBITDA                                  $13,683        $12,043
                                               =========================

           National Medical Health Card Systems, Inc. and Subsidiaries
                            Net Income Reconciliation
                (Amounts in thousands, except per share amounts)

     While net income excluding non-recurring New Mountain transaction items is not a measure of financial performance under accounting principles generally accepted in the United States, it is provided as information for investors for analysis purposes in evaluating the effect of the New Mountain transaction on net income available to common shareholders. Net income excluding non-recurring New Mountain transaction items is not meant to be considered a substitute or replacement for net income or net income (loss) available to common shareholders as prepared in accordance with accounting principles generally accepted in the United States. The reconciliation from net (loss) income available to common shareholders to net income excluding non-recurring New Mountain transaction items, is as follows:

                                                 Three Months Ended
                                      -----------------------------------------
                                      -------------------   -------------------
                                          March 31, 2004        March 31, 2003
                                      -------------------   -------------------

Net (loss) income available to
 common shareholders                        $   (78,652)           $     1,735

Add back:
Beneficial conversion feature                    80,000                     -
Transaction bonuses and
  severance payment, net of
  income tax benefit                                910                     -
Compensation charge related to
  the acceleration of directors
  options, net of income tax
  benefit                                           200                     -
                                      -------------------   -------------------
Net income excluding
  non-recurring New Mountain
  transaction items                         $     2,458            $     1,735
                                      ===================   ===================
                                      -------------------   -------------------

Net income per common share excluding non-recurring New Mountain transaction items:
  Basic                                        $    0.35             $    0.23
  Diluted                                      $    0.29             $    0.22

Weighted average number of shares outstanding
  Basic                                            7,044                 7,611
  Diluted                                          8,366                 8,067

           National Medical Health Card Systems, Inc. and Subsidiaries
                            Net Income Reconciliation
                (Amounts in thousands, except per share amounts)


                                                 Nine Months Ended
                                      -----------------------------------------
                                      ------------------- - -------------------
                                        March 31, 2004        March 31, 2003
                                      -------------------   -------------------

Net (loss) income available to
 common shareholders                        $   (74,787)          $     4,738

Add back:
Beneficial conversion feature                    80,000                    -
Transaction bonuses and
  severance payment, net of
  income tax benefit                                910                     -
Compensation charge related to
  the acceleration of directors
  options, net of income tax
  benefit                                           200                     -
                                      -------------------   -------------------

Net income excluding
  non-recurring New Mountain
  transaction items                         $     6,323           $     4,738
                                      ===================   ===================

Net income per common share excluding non-recurring
New Mountain transaction items:
  Basic                                        $    0.84             $    0.62
  Diluted                                      $    0.74             $    0.59

Weighted average number of shares outstanding
  Basic                                            7,485                 7,582
  Diluted                                          8,578                 8,024



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